UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

ARCUTIS BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2945 Townsgate Road, Suite 110
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (805) 418-5006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2020, the Board of Directors (the “Board”) of Arcutis Biotherapeutics, Inc. (the “Company” or “Arcutis”) appointed Terrie Curran to the Board effective immediately. Ms. Curran will serve as a Class I director until the Company’s 2021 annual meeting of stockholders, or until her earlier death, resignation or removal. Ms. Curran will the fill vacancy created by the resignation of Alexander Asam, Ph.D., which was effective as of October 31, 2020.

As a non-employee director, Ms. Curran will receive compensation in accordance with the Company’s non-employee director compensation program. Pursuant to this program, upon the effective date of her appointment to the Board, Ms. Curran received an a stock option award exercisable for 37,500 shares of the Company’s common stock and will be eligible for the annual cash retainer in the amount of $37,500. The stock option will vest in three equal annual installments on the anniversary of the date of Ms. Curran’s appointment to the Board, subject to Ms. Curran’s continued service to the Company through such date.

Ms. Curran will also enter into an indemnification agreement with the Company consistent with the form agreement executed with each of the Company’s current officers and directors.

There were no arrangements or understandings between Ms. Curran, and any other person pursuant to which Ms. Curran was appointed as a member of the Board. There have been no transactions in which Ms. Curran has an interest that would be reportable under Item 404(a) of Regulation S-K.

Dr. Asam provided notice of his resignation on October 29, 2020 (to be effective on October 31, 2020) indicating that his resignation was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices.

Item 8.01	Other Events

On November 4, 2020, Arcutis issued a press release announcing Ms. Curran’s appointment to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 4, 2020.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: November 4, 2020	By:	/s/ John W. Smither
John W. Smither
Chief Financial Officer